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National Retail Properties, Inc.
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NATIONAL RETAIL PROPERTIES, INC.

450 South Orange Avenue, Suite 900
Orlando, Florida 32801
Tel: 407-265-7348

March 30, 2010

To Our Stockholders:

     You are cordially invited to attend the annual meeting of stockholders of National Retail Properties, Inc. (the “Company”) on May 20, 2010 at 8:30 a.m. local time, at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801. Our directors and officers look forward to greeting you personally. Enclosed for your review are the Proxy Card, Proxy Statement and Notice of Meeting for the Annual Meeting of Stockholders, which describe the business to be conducted at the meeting. The matters proposed for consideration at the meeting are:

1.	The election of eight directors;

2.	The ratification of the selection of our independent registered public accounting firm for 2010; and

3.	The transaction of such other business as may come before the meeting or any adjournment thereof.

     Whether you own a few or many shares of stock of the Company, it is important that your shares be represented. If you cannot personally attend the meeting, we encourage you to make certain you are represented at the meeting by signing and dating the accompanying proxy card and promptly returning it in the enclosed envelope. You may also vote either by telephone (1-800-690-6903) or on the Internet (http://www.proxyvote.com). Returning your proxy card, voting by telephone or voting on the Internet will not prevent you from voting in person, but will assure that your vote will be counted if you are unable to attend the meeting.

Sincerely,

/s/ Craig Macnab
Craig Macnab
Chief Executive Officer

NATIONAL RETAIL PROPERTIES, INC.

450 South Orange Avenue, Suite 900
Orlando, Florida 32801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2010

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of NATIONAL RETAIL PROPERTIES, INC. will be held at 8:30 a.m. local time, on May 20, 2010, at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801, for the following purposes:

1.	To elect eight directors;

2.	To ratify the selection of the independent registered public accounting firm for 2010; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 22, 2010, will be entitled to notice of and to vote at the annual meeting or at any adjournment thereof.

     Stockholders are cordially invited to attend the meeting in person. PLEASE VOTE, EVEN IF YOU PLAN TO ATTEND THE MEETING, BY COMPLETING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD, BY TELEPHONE (1-800-690-6903) OR ON THE INTERNET (http://www.proxyvote.com) BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD. If you decide to attend the meeting you may revoke your Proxy and vote your shares in person. It is important that your shares be voted.

By Order of the Board of Directors,

/s/ Christopher P. Tessitore
Christopher P. Tessitore
Executive Vice President, General Counsel,
and Secretary
March 30, 2010
Orlando, Florida

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING TO BE HELD ON MAY 20, 2010

Our Proxy Statement and our Annual Report to shareholders,
which includes our Annual Report on Form 10-K, are available at
www.nnnreit.com/proxyvote

NATIONAL RETAIL PROPERTIES, INC.
450 South Orange Avenue, Suite 900
Orlando, Florida 32801
Tel: 407-265-7348
___________________

PROXY STATEMENT
___________________

     General. This Proxy Statement is furnished by the Board of Directors of National Retail Properties, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be voted at the annual meeting of stockholders to be held on May 20, 2010, and at any adjournment thereof, for the purposes set forth in the accompanying notice of such meeting. All stockholders of record at the close of business on March 22, 2010 (the “Record Date”) will be entitled to vote. It is anticipated that this Proxy Statement and the enclosed Proxy will be mailed to stockholders on or about April 1, 2010. The Proxy Statement and our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) will also be available on the Internet at www.nnnreit.com/proxyvote.

     When we use the words “we,” “us,” “our” or “Company,” we are referring to National Retail Properties, Inc.

     Voting/Revocation of Proxy. If you complete and properly sign and mail the accompanying proxy card, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

     If you are a registered stockholder, you may vote by telephone (1-800-690-6903), or electronically through the Internet (http://www.proxyvote.com), by following the instructions included with your proxy card. If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

     Any proxy, if received in time, properly signed and not revoked, will be voted at such meeting in accordance with the directions of the stockholder. If no directions are specified, the proxy will be voted FOR each of the proposals contained herein. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (1) by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, (2) by presentation at the annual meeting of a subsequent proxy executed by the person executing the prior proxy, or (3) by attendance at the annual meeting and voting in person.

     Vote Required for Approval; Quorum. The eight nominees for director who receive the most votes will be elected. If you indicate “withhold authority to vote” for a particular nominee by entering the number of any nominee (as designated on the proxy card) below the pertinent instruction on the proxy card, your vote will not count either for or against the nominee. As of the Record Date, 83,167,575 shares of the common stock of the Company (the “Common Stock”) were outstanding, of which 83,006,749 shares entitled the holder thereof to one vote on each of the matters to be voted upon at the annual meeting. As of the Record Date, our executive officers and directors had the power to vote approximately 1.24% of the outstanding shares of Common Stock. Our executive officers and directors have advised us that they intend to vote their shares of Common Stock FOR each of the proposals contained herein.

     Votes cast in person or by proxy at the annual meeting will be tabulated and a determination will be made as to whether or not a quorum is present. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders. If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be considered as present and entitled to vote with respect to such matter. Broker non-votes with respect to the election of directors will have no effect on the outcome of the vote on this proposal.

YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT TO US.

     Solicitation of Proxies. Solicitation of proxies will be primarily by mail. However, our directors and officers may also solicit proxies by telephone or telegram or in person. All of the expenses of soliciting proxies, including preparing, assembling, printing and mailing the materials used in the solicitation of proxies, will be paid by us. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at our expense, to the beneficial owners of shares held of record by such persons.

TABLE OF CONTENTS

PROPOSAL I: ELECTION OF DIRECTORS	3
Nominees	3
Corporate Governance	5
Audit Committee	7
Governance and Nominating Committee	7
Compensation Committee	8
Compensation Committee Interlocks and Insider Participation	9
Director Compensation	9
Code of Business Conduct	10
Executive Officers	10
AUDIT COMMITTEE REPORT	11
EXECUTIVE COMPENSATION	12
Compensation Discussion and Analysis	12
Executive Compensation Tables	15
Summary Compensation Table	15
Grants of Plan-Based Award	16
Outstanding Equity Awards at Fiscal Year End	17
Option Exercises and Stock Vested	18
Equity Compensation Plan Information	18
Potential Payments Upon Termination or Change of Control	18
Termination Upon Death or Disability	21
Termination by the Company without Cause; Termination by Executive for Good Reason	21
Termination upon Expiration of the Employment Agreement	22
COMPENSATION COMMITTEE REPORT	23
PROPOSAL II: PROPOSAL TO RATIFY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	24
SECURITY OWNERSHIP	25
Section 16(a) Beneficial Ownership Reporting Compliance	26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	26
OTHER MATTERS	26
PROPOSALS FOR NEXT ANNUAL MEETING	27
ANNUAL REPORT	27

PROPOSAL I

ELECTION OF DIRECTORS

Nominees

     The persons named below have been nominated by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for election as directors to serve until the next annual meeting of stockholders or until their successors shall have been elected and qualified.

     In selecting the candidates to nominate for election as directors, the Board’s principal qualification is whether an individual has the ability to act in the best interests of the Company and its stockholders. In making such determination with respect to each nominee, the Board takes into account certain interpersonal skills, including leadership abilities, work ethic, business judgment, collegiality and communication skills, and believes that each nominee possesses the interpersonal skills necessary to act in the best interests of the Company and its stockholders. The Board also takes into account each person’s experience and management skills, the specifics of which are discussed in the below table. The table sets forth each nominee’s name, age, principal occupation or employment and directorships in other public corporations during at least the last five years, as well as the specific experience, qualifications, attributes and skills each nominee has acquired in such positions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES
DESCRIBED BELOW FOR ELECTION AS DIRECTORS.

Name and Age	Background
Don DeFosset, 61
Mr. DeFosset has served as a director of the Company since December 2008. Mr. DeFosset currently serves on the boards of directors for Regions Financial Corporation, EnPro Industries, Inc. and Terex Corporation. Mr. DeFosset retired in September 2005 as Chairman, President and Chief Executive Officer of Walter Industries, Inc., a diversified company with principal operating businesses in homebuilding and home financing, water transmission products and energy services. Mr. DeFosset is a graduate of Purdue University, where he earned a Bachelor’s degree in Industrial Engineering. He received his MBA from Harvard Business School in 1974.

The Board believes, that in these positions, Mr. DeFosset has acquired the experience, qualifications, attributes and skills, including business and management experience, real estate experience, finance and capital markets experience and an understanding of corporate governance regulations and public policy matters, necessary to act in the best interests of the Company and its stockholders, and based on these skills, together with the interpersonal skills mentioned above, the Board has concluded that Mr. DeFosset should serve as a director for the Company.

Dennis E. Gershenson, 66
Mr. Gershenson has served as a director of the Company since February 2008. Mr. Gershenson is President and Chief Executive Officer (“CEO”) and serves on the Board of Trustees for Ramco-Gershenson Properties Trust. Mr. Gershenson has held the position of President and CEO and served as trustee since May 1996. Prior to that he served as Vice President - Finance and Treasurer of Ramco-Gershenson, Inc. from 1976 to 1996. Mr. Gershenson currently serves on the Board of Directors of the Cranbrook Academy of Arts, the Metropolitan Affairs Coalition and Oakland Family Services. He is also an active member of the International Council of Shopping Centers (“ICSC”) and the National Association of Real Estate Investment Trusts (“NAREIT”).

The Board believes, that in these positions, Mr. Gershenson has acquired the experience, qualifications, attributes and skills, including business and management experience, real estate experience, finance and capital markets experience and an understanding of corporate governance regulations and public policy matters, necessary to act in the best interests of the Company and its stockholders, and based on these skills, together with the interpersonal skills mentioned above, the Board has concluded that Mr. Gershenson should serve as a director for the Company.

Kevin B. Habicht, 51
Mr. Habicht has served as a director of the Company from June 2000 to the present, as Executive Vice President and Chief Financial Officer of the Company since December 1993 and as Treasurer of the Company since January 1998. Mr. Habicht served as Secretary of the Company from January 1998 to May 2003. Since 2000, Mr. Habicht has served as a director of Orange Avenue Mortgage Investments, Inc., a commercial real estate lending company. Mr. Habicht is a Certified Public Accountant and a Chartered Financial Analyst.

The Board believes, that in these positions, Mr. Habicht has acquired the experience, qualifications, attributes and skills, including business and management experience, real estate experience, accounting experience, finance and capital markets experience and an understanding of corporate governance regulations and public policy matters, necessary to act in the best interests of the Company and its stockholders, and based on these skills, together with the interpersonal skills mentioned above, the Board has concluded that Mr. Habicht should serve as a director for the Company.

Richard B. Jennings, 66
Mr. Jennings has served as a director of the Company since 2000. Mr. Jennings is President of Realty Capital International LLC, a real estate investment banking firm that he founded in 1999, and its predecessor, Realty Capital International Inc., which he founded in 1991. Mr. Jennings served as President of Jennings Securities LLC from 1995 to 2006. From 1990 to 1991, Mr. Jennings served as Senior Vice President of Landauer Real Estate Counselors, and from 1986 to 1989, Mr. Jennings served as Managing Director, Real Estate Finance at Drexel Burnham Lambert. From 1969 to 1986, Mr. Jennings oversaw real estate investment trust (“REIT”) investment banking at Goldman, Sachs & Co. During his tenure at Goldman, Sachs & Co., Mr. Jennings also founded and managed the Mortgage Finance Group. Mr. Jennings also serves as the lead director of Alexandria Real Estate Equities, Inc., and as a director of Cogdell Spencer, Inc. He is also a member of ICSC and NAREIT.

The Board believes, that in these positions, Mr. Jennings has acquired the experience, qualifications, attributes and skills, including business and management experience, real estate experience, accounting experience, finance and capital markets experience and an understanding of corporate governance regulations and public policy matters, necessary to act in the best interests of the Company and its stockholders, and based on these skills, together with the interpersonal skills mentioned above, the Board has concluded that Mr. Jennings should serve as a director for the Company.

Ted B. Lanier, 75
Mr. Lanier has served as a director of the Company since 1988 and as Lead Director of the Board of Directors since December 2008. Mr. Lanier retired in 1991 as Chairman and Chief Executive Officer of Triangle Bank and Trust Company, Raleigh, North Carolina, where the chief financial officer and controller regularly reported to him. Since his retirement, Mr. Lanier has managed his personal investments and managed investment accounts for various individuals and trusts.

The Board believes, that in these positions, Mr. Lanier has acquired the experience, qualifications, attributes and skills, including business and management experience, real estate experience, accounting experience, finance and capital markets experience and an understanding of corporate governance regulations and public policy matters, necessary to act in the best interests of the Company and its stockholders, and based on these skills, together with the interpersonal skills mentioned above, the Board has concluded that Mr. Lanier should serve as a director for the Company.

Robert C. Legler, 66
Mr. Legler has served as a director of the Company since 2002. From 1973 until 1990, Mr. Legler was the chairman of privately-held First Marketing Corporation, which he founded and was then America’s largest publisher of newsletters serving nearly 500 clients in the commercial banking, brokerage, health care, cable television, travel and retail industries. Upon the sale of the company to Reed (now Reed Elsiever) in 1990, Mr. Legler served as non-executive Chairman of the Board of First Marketing until his retirement in September 2000. Mr. Legler has served as a director of Ligonier Ministries of Lake Mary, Florida for more than 20 years.

The Board believes, that in these positions, Mr. Legler has acquired the experience, qualifications, attributes and skills, including business and management experience, real estate experience, finance and capital markets experience and an understanding of corporate governance regulations and public policy matters, necessary to act in the best interests of the Company and its stockholders, and based on these skills, together with the interpersonal skills mentioned above, the Board has concluded that Mr. Legler should serve as a director for the Company.

Craig Macnab, 54
Mr. Macnab has served as Chief Executive Officer of the Company since February 2004 and as Chairman of the Board of Directors of the Company since February 2008. Prior to joining the Company, Mr. Macnab was the Chief Executive Officer of JDN Realty Corporation (“JDN”), a publicly traded real estate investment trust, from April 2000 through March 2003. Mr. Macnab is currently a director of Developers Diversified Realty Corp. and Eclipsys Corporation, which is a leading provider of clinical and financial software for healthcare organizations. Mr. Macnab is also a member of the Board of Governors of NAREIT.

The Board believes, that in these positions, Mr. Macnab has acquired the experience, qualifications, attributes and skills, including business and management experience, real estate experience, finance and capital markets experience and an understanding of corporate governance regulations and public policy matters, necessary to act in the best interests of the Company and its stockholders, and based on these skills, together with the interpersonal skills mentioned above, the Board has concluded that Mr. Macnab should serve as a director for the Company.

Robert Martinez, 75
Mr. Martinez has served as a director of the Company since 2002. From 1987 until 1991, Mr. Martinez served as the fortieth governor of the state of Florida and, from 1991 to 1993, served as the Director of the Office of National Drug Control reporting to the President of the United States. From 1999 to 2007, he served as managing director for Carlton Fields Government Consulting. In 2007, he assumed the position of Senior Policy Advisor at Holland and Knight LLP.

The Board believes, that in these positions, Mr. Martinez has acquired the experience, qualifications, attributes and skills, including business and management experience, real estate experience, accounting experience, finance and capital markets experience and an understanding of corporate governance regulations and public policy matters, necessary to act in the best interests of the Company and its stockholders, and based on these skills, together with the interpersonal skills mentioned above, the Board has concluded that Mr. Martinez should serve as a director for the Company.

     In the event that any nominee(s) should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the Proxy will vote FOR the election of such other person in the place of such nominee(s) for the office of director as the Board of Directors may recommend.

Corporate Governance

     General. We are currently managed by an eight-member Board of Directors that consists of Messrs. DeFosset, Gershenson, Habicht, Jennings, Lanier, Legler, Macnab, and Martinez, with Mr. Macnab serving as Chairman and Mr. Lanier serving as Lead Director.

     The Board of Directors has adopted a set of corporate governance guidelines, which, along with the written charters for the Board committees described below, provide the framework for the Board’s governance of the Company. Our corporate governance guidelines are available on our website at http://www.nnnreit.com.

     Independence and Composition. Our corporate governance guidelines and the rules and regulations of the New York Stock Exchange, which we refer to as the NYSE listing standards, each require that a majority of the Board of Directors are “independent” directors, as that term is defined in the NYSE listing standards.

     The Board of Directors has determined that Messrs. DeFosset, Gershenson, Jennings, Lanier, Legler and Martinez, representing a majority of the Board of Directors, qualify as independent directors (the “Independent Directors”) as that term is defined in the NYSE listing standards. The Board of Directors made its determination based on information furnished by all directors regarding their relationships with us and our affiliates and research conducted by management. In addition, the Board of Directors consulted with our outside counsel to ensure that the Board’s determination would be consistent with all relevant securities laws and regulations as well as the NYSE listing standards.

     Leadership Structure and Risk Oversight. We have chosen Mr. Macnab to serve as both Chairman of the Board and Chief Executive Officer because we believe he will best serve the Company and its stockholders in that dual role. Our corporate governance guidelines provide that the Chairman may or may not be Chief Executive Officer of the Company, but specify that if the same individual is both the Chairman and Chief Executive Officer, then the Board will annually appoint a lead director or, in the absence of such appointment, the chairman of the Governance and Nominating Committee will serve as lead director. Mr. Lanier has been appointed the lead director of the Board. In such role, Mr. Lanier presides as chairman when the Board meets in executive session and he serves as the interface between the Board and the Chief Executive Officer in communicating matters discussed during the executive session.

     The Board of Directors is elected to provide effective oversight of our affairs for the benefit of our stockholders, and among its primary responsibilities, in accordance with our corporate governance guidelines, is overseeing management in the competent and ethical operation of the Company, reviewing and approving our business plans and corporate strategies and adopting and evaluating policies of corporate and ethical conduct and governance. Implicit in these duties is risk oversight, the primary responsibility of which has been delegated to the Board’s Audit Committee. The Audit Committee reviews with management annually, or more frequently as the Audit Committee deems necessary, our significant risks or exposures and discusses guidelines and policies to govern this process and assesses steps that management has taken to minimize such risks to the Company. While the primary responsibility has been delegated to the Audit Committee, each director may consult with management at any time and is encouraged to discuss with management any questions such director may have.

     Meetings and Attendance. The Board of Directors met 10 times in the fiscal year ended December 31, 2009. Each of the nominees serving on the Board of Directors in 2009 attended 95% of the meetings of (i) the Board of Directors and (ii) the committees of the Board of Directors on which he served. Our corporate governance guidelines provide that it is the responsibility of individual directors to make themselves available to attend scheduled and special Board meetings on a consistent basis. All of our directors as of the date of the 2009 annual meeting of the Company’s stockholders were in attendance for the 2009 annual meeting. In addition, non-management members of the Board of Directors met in executive session four times in the fiscal year ended December 31, 2009. These sessions were presided over by Mr. Lanier in his capacity as Lead Director.

     Interested Party Communications. The Board of Directors has adopted a process whereby stockholders and other interested parties can send communications to our directors. Anyone wishing to communicate directly with one or more directors may do so in writing addressed to the director or directors, c/o National Retail Properties, Inc., 450 South Orange Avenue, Suite 900, Orlando, Florida 32801, attention: Secretary of the Company. All correspondence will be reviewed by the Secretary of the Company and forwarded directly to the addressee so long as, in the Secretary’s discretion, such correspondence is reasonably related to protecting or promoting legitimate interests of interested parties or the reliability of the financial markets.

Audit Committee

     General. The Board of Directors has established an Audit Committee, which is governed by a written charter, a copy of which is available on our website at http://www.nnnreit.com. Among the duties, powers and responsibilities of the Audit Committee as provided in its charter, the Audit Committee:
  has sole power and authority concerning the engagement and fees of independent registered public accounting firms;

  reviews with the independent registered public accounting firm the plans and results of the audit engagement;

  pre-approves all audit services and permitted non-audit services provided by the independent registered public accounting firm;

  reviews the independence of the independent registered public accounting firm;

  reviews the adequacy and effectiveness of our internal control over financial reporting; and,

  reviews accounting, auditing and financial reporting matters with our independent registered public accounting firm and management.
     Independence and Composition. The composition of the Audit Committee is subject to the independence and other requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated by the SEC thereunder, which we refer to as the Exchange Act, and the NYSE listing standards.

     The Board of Directors, upon the unanimous recommendation of the Governance and Nominating Committee, has determined that all current members of the Audit Committee meet the audit committee composition requirements of the Exchange Act and the NYSE listing standards and that each of Messrs. Jennings and Lanier qualifies as an “audit committee financial expert” as that term is defined in the Exchange Act.

     Meetings. The Audit Committee met eight times in the fiscal year ended December 31, 2009. During fiscal year 2009 and as of February 17, 2010, Messrs. Jennings, Lanier and Martinez were the members of the Audit Committee, with Mr. Lanier serving as Chairman, until Mr. Lanier’s resignation as Chairman of the Audit Committee effective September 30, 2009, at which time Mr. Jennings assumed the role of Chairman of the Audit Committee.

Governance and Nominating Committee

     General. The Board of Directors has established a Governance and Nominating Committee, which is governed by a written charter, a copy of which is available on our website at http://www.nnnreit.com. As provided in the Governance and Nominating Committee charter, the Governance and Nominating Committee:
  identifies and recommends to the Board of Directors individuals to stand for election and reelection to the Board of Directors at our annual meeting of stockholders and to fill vacancies that may arise from time to time;

  develops and makes recommendations to the Board of Directors for the creation, and ongoing review and revision of, a set of effective corporate governance principles that promote our competent and ethical operation and a policy governing ethical business conduct of our employees and Directors; and, makes recommendations to the Board of Directors as to the structure and membership of committees of the Board of Directors.
     Selection of Director Nominees. Our corporate governance guidelines provide that the Governance and Nominating Committee will endeavor to identify individuals to serve on the Board of Directors who have expertise that is useful to us and complimentary to the background, skills and experience of other Board members. The Governance and Nominating Committee’s assessment of the composition of the Board of Directors includes (a) skills – business and management experience, real estate experience, accounting experience, finance and capital markets experience, and an understanding of corporate governance regulations and public policy matters, (b) character – ethical and moral standards, leadership abilities, sound business judgment, independence and innovative thought, and (c) composition – diversity, age and public company experience. The Governance and Nominating Committee measures its composition by taking into account the entirety of the Board and the criteria listed above rather than having any representational directors. The Governance and Nominating Committee assesses its effectiveness in accounting for diversity, along with the other factors taken into account to identify director nominees, when it annually evaluates the performance of the Board and each director and periodically reviews the Company’s corporate governance guidelines. The principal qualification for a director is the ability to act in the best interests of the Company and its stockholders. Each of the candidates for director named in this proxy statement have been recommended by the Governance and Nominating Committee and approved by the Board of Directors for inclusion on the attached proxy card.

     The Governance and Nominating Committee also considers director nominees recommended by stockholders. See the section of this proxy statement entitled “PROPOSALS FOR NEXT ANNUAL MEETING” for a description of how stockholders desiring to make nominations for directors and/or to bring a proper subject before a meeting should do so. The Governance and Nominating Committee evaluates director candidates recommended by stockholders in the same manner as it evaluates director candidates recommended by our directors, management or employees.

     Independence and Composition. The NYSE listing standards require that the Governance and Nominating Committee consist solely of independent directors. The Board of Directors, upon the unanimous recommendation of the Governance and Nominating Committee, has determined that all current members of the Governance and Nominating Committee are “independent” as that term is defined in the NYSE listing standards.

     Meetings. The Governance and Nominating Committee met four times in the fiscal year ended December 31, 2009. Between January 1, 2009, and May 14, 2009, Messrs. Gershenson, Jennings, and Legler were the members of the Governance and Nominating Committee, with Mr. Jennings serving as Chairman. Following May 14, 2009, and as of February 17, 2010, the Governance and Nominating Committee consisted of Messrs. DeFosset, Gershenson, Jennings and Legler, with Mr. Jennings serving as Chairman, until Mr. Jennings’ resignation as Chairman of the Governance and Nominating Committee effective September 30, 2009, at which time Mr. DeFosset assumed the role of Chairman of the Governance and Nominating Committee.

Compensation Committee

     General. The Board of Directors has established a Compensation Committee, which is governed by a written charter, a copy of which is available on our website at http://www.nnnreit.com.

     Processes and Procedures for Executive and Director Compensation Determinations
  Role of Compensation Committee. The Compensation Committee is responsible for discharging the responsibilities of the Board of Directors with respect to approving and evaluating compensation plans, policies and programs for our executive officers and directors and approving all awards to any executive officer, director or associate under our equity incentive plans. The Compensation Committee also serves as the administrator of our 2007 Performance Incentive Plan.

  Role of Management in Compensation Determinations. The Compensation Committee considers the recommendations of our Chief Executive Officer when determining the base salary and incentive performance compensation levels of the executive officers. Similarly, the Compensation Committee also considers the recommendations of our Chief Executive Officer when setting specific Company and individual incentive performance targets. In addition, officers may be invited to attend committee meetings, but are not present for any discussion of their own compensation. Management generally does not have a role in the setting of director compensation.

  Role of Independent Compensation Consultants. In June 2009, the Compensation Committee retained Mercer LLC, a compensation consultant (“Mercer”), to assist the Compensation Committee in researching and evaluating executive officer and director compensation programs. The use of independent consultants provides additional assurance that our executive compensation programs are reasonable, consistent with Company objectives, and competitive with executive compensation with companies in our peer group. Mercer reports directly to the Compensation Committee and regularly participates in committee meetings.

  Delegation of Authority by the Committee. The Committee may delegate its authority to make and administer awards under our equity incentive plans to another committee of the Board of Directors or, except for awards to individuals subject to Section 16 of the Exchange Act, to one or more of our officers. On an annual basis, the Committee typically authorizes a limited number of shares of restricted stock to be awarded by our Chief Executive Officer to such of our non-executive associates as he determines, in consultation with our other executive officers.
     Our executive compensation programs and philosophy are described in greater detail under the section entitled “Compensation Discussion and Analysis.”

     Independence and Composition. The NYSE listing standards require that the Compensation Committee consist solely of independent directors. The Board of Directors, upon the unanimous recommendation of the Governance and Nominating Committee, has determined that all current members of the Compensation Committee are “independent” as that term is defined in the NYSE listing standards.

     Meetings. The Compensation Committee met five times in the fiscal year ended December 31, 2009. Between January 1, 2009, and May 14, 2009, Messrs. Gershenson, Legler and Martinez were the members of the Compensation Committee, with Mr. Legler serving as Chairman. Following May 14, 2009, and as of February 17, 2010, the Compensation Committee consisted of Messrs. DeFosset, Gershenson, Legler and Martinez, with Mr. Legler serving as Chairman.

Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee is or was previously an officer or employee of the Company, and no executive officer of the Company serves on the board of directors of any company at which any member of the Compensation Committee is employed.

Director Compensation

     The following table shows the compensation paid to our non-employee directors during fiscal year 2009.

					Change in Pension
	Fees				Value and
	Earned or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)(1)	($)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Don DeFosset(2)	$1,875	$118,000	--	--	--	--	$119,875

Dennis E. Gershenson(2)	--	$118,000	--	--	--	--	$118,000

Richard B. Jennings(2)	$9,375	$118,000	--	--	--	--	$127,375

Ted B. Lanier	$36,250	$118,000	--	--	--	--	$154,250

Robert C. Legler(2)	$10,000	$118,000	--	--	--	--	$128,000

Robert Martinez(2)	--	$118,000	--	--	--	--	$118,000
____________________

(1)	The awards shown in column (c) represent annual grants made to directors of the Company. The amounts represent the grant date fair value with respect to the fiscal year in accordance with FASB ASC Topic 718.
(2)	The cash fees and stock awards earned by Messrs. DeFosset, Gershenson, Jennings, Legler, and Martinez are deferred into shares of our common stock under our Deferred Fee Plan, which is described in greater detail below.

     The Company only compensates non-employee directors for services provided as directors of the Company. Each non-employee director received $118,000 per year, to be paid in shares of the Company’s Common Stock on the last business day of each January, April, July and October based on the prior business day’s closing share price of the Company’s Common Stock as reported on the New York Stock Exchange. Additionally, the Lead Director, the Chairman of the Audit Committee, the Chairman of the Compensation Committee and the Chairman of the Governance and Nominating Committee received $25,000, $15,000, $10,000 and $7,500, respectively.

     A Deferred Fee Plan was established by the Company for the benefit of its directors and their beneficiaries. A director may elect to defer all or part of his or her director’s fees to be earned in any calendar year by filing a deferred fee agreement with the Company no later than December 15 of the previous year. A director has the option to have deferred fees paid in cash, in shares of Common Stock or in a combination of cash and Common Stock. If the director elects to have the deferred fees paid in stock, the number of shares allocated to the director’s stock account is determined based on the market value of the Common Stock on the day the deferred director’s fees were earned. A director is entitled to receive the vested portion of the amounts credited to his or her deferred fee account or the earlier of a change of control or the time specified in such director’s fee agreement. The Deferred Fee Plan was amended by the Compensation Committee on May 30, 2008, for compliance purposes pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

     The following table sets forth fees deferred into shares of Common Stock by directors under the Deferred Fee Plan.

	Number of Shares Credited
	to Deferred Fee Account
Name	2009	Total
Don DeFosset	7,049	9,549
Dennis E. Gershenson	7,167	11,371
Richard B. Jennings	9,076	29,265
Robert C. Legler	9,498	33,988
Robert Martinez	8,814	32,050

Total	41,604	116,223

Code of Business Conduct

     Our directors, as well as our officers and employees, are also governed by our code of business conduct. Our code of business conduct is available on our website at http://www.nnnreit.com. Amendments to, or waivers from, a provision of the code of business conduct that applies to our directors, executive officers or employees will be posted to our website within four business days following the date of such amendment or waiver.

Executive Officers

     Our executive officers are listed below.

Name	Position
Craig Macnab	Chief Executive Officer
Julian E. Whitehurst	President and Chief Operating Officer
Kevin B. Habicht	Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer
Christopher P. Tessitore	Executive Vice President, General Counsel and Secretary
Paul E. Bayer	Executive Vice President

     The background for Messrs. Whitehurst, Tessitore and Bayer is set forth below. The background of Messrs. Macnab and Habicht is described above at “PROPOSAL I—ELECTION OF DIRECTORS—Nominees.”

     Julian E. Whitehurst, age 52, has served as President of the Company since May 2006 and as Chief Operating Officer of the Company since June 2004. He also previously served as Executive Vice President of the Company from February 2003 to May 2006, as Secretary of the Company from May 2003 to May 2006 and previously served as General Counsel from 2003 to 2006. Prior to February 2003, Mr. Whitehurst was a shareholder at the law firm of Lowndes, Drosdick, Doster, Kantor & Reed, P.A. He is a member of ICSC and NAREIT and serves on the board of trustees of Lake Highland Preparatory School and on the board of directors of PRISM (Promoting Regional Improvement in Science and Math).

     Christopher P. Tessitore, age 42, has served as Executive Vice President of the Company since January 2007, as General Counsel since February 2006 and as Secretary since May 2006. He also previously served as Senior Vice President and Assistant General Counsel of the Company from 2005 to 2006. Prior to March 2005, Mr. Tessitore was a shareholder at the law firm of Lowndes, Drosdick, Doster, Kantor & Reed, P.A., where he specialized in real estate acquisition, development and finance, as well as general business law. Mr. Tessitore is a director, and previously served as the lead director and on the executive committee, of BETA Center, Inc. He is a member of ICSC, NAREIT, and the Association of Corporate Counsel.

     Paul E. Bayer, age 48, has served as Executive Vice President of the Company since January 2007. He also previously served as Senior Vice President of the Company from September 2005 to December 2006. From September 1999 through September 2005, he served as Vice President of Leasing of the Company. Prior to September 1999, Mr. Bayer was a leasing agent at J. Donegan Company from 1994 through 1999. Mr. Bayer also previously served as a leasing agent for Combined Properties from 1992 until 1993 and as a marketing principal at Trammell Crow Company from 1988 until 1991. He is a member of ICSC.

AUDIT COMMITTEE REPORT

     The information contained in this report shall not be deemed to be “soliciting material” or to be “ filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act except to the extent that the Company incorporated it by specific reference.

     Management is responsible for the Company’s financial statements, internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is governed by a charter, a copy of which is available on our website at http://www.nnnreit.com. The Audit Committee charter is designed to assist the Audit Committee in complying with applicable provisions of the Exchange Act and the NYSE listing standards, all of which relate to corporate governance and many of which directly or indirectly affect the duties, powers and responsibilities of the Audit Committee.

     Review and Discussions with Management and Independent Registered Public Accounting Firm. In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), issues regarding accounting and auditing principles and practices and the adequacy of internal control over financial reporting that could significantly affect the Company’s financial statements.

     The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding the independent accountant’s communications with the audit committee concerning independence, and the Committee discussed with the independent registered public accounting firm that firm’s independence. The Audit Committee has reviewed the original proposed scope of the annual audit of the Company’s financial statements and the associated fees and any significant variations in the actual scope of the audit and fees.

     Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC.

     AUDIT COMMITTEE

     Richard B. Jennings, Chairman
     Ted B. Lanier
     Robert Martinez

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

     Objectives of Compensation Program

     We believe our success is largely attributable to the talent and dedication of our employees (whom we refer to as associates) and to the management and leadership efforts of our executive officers. Our goal is to establish a compensation program that will attract and retain talented corporate officers, motivate them to perform to their fullest potential, and align their long-term interests with the interests of our stockholders.

     What Our Compensation Program is Designed to Reward and Other Policies

     We believe that the most effective compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals, and which aligns executives’ interests with those of the stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of improving stockholder value. Our Compensation Committee (for purposes of this discussion and analysis, the “Committee”) evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior executive officers and that compensation provided to our executive officers remains competitive relative to the compensation paid to similarly situated executives of our peer companies. In making compensation decisions, the Committee considers the compensation practices and financial performance of REIT and other industry participants and from time to time receives assessments and advice regarding compensation practices from independent compensation consultants. In evaluating performance, the Committee considers quantitative and qualitative improvement in factors such as funds from operations (“FFO”) per share based metrics, capital structure, absolute and relative stockholder returns and individual performance and contribution to corporate goals and objectives. Additionally, the Committee makes a subjective assessment of our general performance, the executive officer’s contribution to our performance, the executive officer’s anticipated performance and contribution to our achievement of our long-term goals and the position, level and scope of the executive officer’s responsibility.

     We believe that our compensation for executive officers, which includes the use of restricted stock awards, results in a significant alignment of interest between these individuals and our stockholders. In addition, under our Corporate Governance Guidelines, within five years of becoming a Covered Person, as defined by the Compensation Committee, executive officers are strongly encouraged to own our Common Stock (including restricted stock) equal to a minimum of five times the annual base salary for CEO and three times their annual base salary for all other executive officers. Each executive officer currently exceeds the stock ownership guidelines.

     Accounting and Tax Considerations

     We select and implement the elements of compensation for their ability to help us achieve the objectives of our compensation program and not based on any unique or preferential financial accounting or tax treatment. However, when awarding compensation, the Committee is mindful of the accounting impact that will be caused as a result of the compensation expense related to the Committee’s actions. In addition, Section 162(m) of the Code provides that public companies cannot deduct for federal income tax purposes non-performance based compensation paid to certain named executive officers in excess of $1.0 million per year. While we have not adopted a policy requiring that all compensation be deductible and expect that we may pay compensation that is not deductible when necessary to achieve our compensation objectives, we consider the consequences of Section 162(m) and under our 2007 Performance Incentive Plan, a portion of our future restricted stock awards are intended to be performance-based grants that are exempt from the deduction limits of Section 162(m).

     Timing of Restricted Stock Awards

     Restricted stock awards to our executive officers are typically made annually in conjunction with the review of the individual performance of our executive officers. The review and the annual restricted stock awards typically occur at the regularly scheduled February meeting of the Committee. For corporate and accounting measurement purposes, the date of grant of the restricted stock awards is the date of the meeting or such later date as specified by the Committee. However, the number of shares of restricted stock granted is based on our closing stock price on the last trading day of the preceding fiscal year for which the restricted stock was earned.

     2009 Executive Compensation Components and How They Relate to Our Objectives

     For the fiscal year ended December 31, 2009, base salary, non-equity incentive compensation (in the form of a cash bonus) and equity incentive compensation (in the form of restricted stock) were the principal components of compensation for the named executive officers. Executives also receive certain benefits and other perquisites. We believe that these compensation components provide an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value, and encourages executive recruitment and retention.

     Base Salary

     Base salary is intended to provide executive officers with a base level of compensation that is comparable to the base salaries awarded by comparable companies, with the understanding that a significant portion of each executive’s total compensation will be incentive based. Base salaries for Messrs. Macnab, Whitehurst and Habicht in 2009 were unchanged from 2008 levels. Base salaries for Messrs. Bayer and Tessitore were increased 10.3% to bring them into a more competitive position to that of our peer group. In 2009, the Committee undertook an extensive review of the compensation of our executive officers as compared to the compensation of executive officers of companies in our peer group (the “2009 Review”). In connection with the 2009 Review, the Committee, with the assistance of Mercer LLC, an independent compensation consultant (“Mercer”), determined that our peer group included Acadia Realty Trust, Cedar Shopping Centers, Corporate Office Properties, Digital Realty Trust, Entertainment Properties Trust, Equity One, Inc., Federal Realty Investment Trust, Highwoods Properties, Realty Income Corporation, Regency Centers Corporation, Tanger Factory Outlet Centers, UDR, Inc., and Weingarten Realty Investment Trust. The Committee was provided with a detailed analysis of the compensation of our executive officers as compared to the executive officers of companies in our peer group, with the overall strategy of benchmarking base salary comparable to the peer group. The 2009 Review indicated base salaries for all executive officers were below the peer group median base salaries. In order to make the base salaries of our executive officers more comparable to the median base salaries of our peer group, the Committee intends to increase base salaries over the next three years.

     Non-Equity Incentive Compensation (Cash Bonuses)

     Bonus Plan. As described above, we believe that a significant portion of each executive officer’s total compensation should be provided in the form of incentive compensation. In response to the unstable economic environment in 2008 and 2009, and given the Company’s more defensive business strategy for 2009, in February 2009 the Committee approved a non-equity incentive compensation plan (the “Bonus Plan”) for executive officers which was more qualitatively driven and included personal goals for each executive officer and broad corporate level profitability, balance sheet, and total return objectives. The Bonus Plan would provide for maximum non-equity incentive compensation of up to 100% of base salary.

     In addition, the Committee reserved the right, in its sole discretion, to make further modifications to the Bonus Plan, to terminate the Bonus Plan or to elect not to make any awards under the Bonus Plan.

     Awards under Bonus Plan. In February 2010, the Committee met to consider awards to executive officers under the Bonus Plan. Based on the Company meeting all profitability, balance sheet, and total return objectives, and, a review of Mr. Macnab’s performance in 2009, and a report from Mr. Macnab on the performance of the other executive officers in 2009, the Committee approved a cash bonus to Messrs. Macnab, Whitehurst, Habicht, Bayer, and Tessitore equal to 100% of each of such officer’s base salary in 2009.

     The February 2010 bonus awards are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.

     Equity Incentive Plan Compensation (Restricted Stock Awards)

     Restricted stock grants are intended to provide the named executive officers with a significant interest in the long-term performance of our stock. The Committee has elected to use awards of restricted stock instead of other equity awards, such as stock options, because, as a REIT, which pays a large portion of its annual earnings to stockholders in the form of dividends, we believe that restricted stock provides a better incentive and alignment of interest than stock options. The Committee has determined that our desired compensation objectives are better achieved by awarding restricted stock.

     Restricted Stock Plan. The Committee approved an equity incentive compensation plan for 2009 (the “Restricted Stock Plan”) for executive officers which provides for discretionary grants of restricted stock based on 2009 individual performance and broad corporate level profitability, balance sheet, and total return objectives. Historically, restricted stock grants were based on specific earnings targets, but in light of the unstable economic environment and like the Bonus Plan, the Committee desired more qualitative evaluation and discretion in making awards under the Restricted Stock Plan for 2009. The 2009 Review included a review of equity incentive compensation and developed a new incentive compensation plan to be implemented in 2010.

     The executive officers would be entitled to receive dividends on unvested shares of restricted stock.

     Awards under Restricted Stock Plan. In February 2010, based on an evaluation of 2009 individual and corporate performance, the Committee approved grants to Messrs. Macnab, Whitehurst, Habicht, Bayer, and Tessitore of 78,935, 42,413, 35,344, 19,321, and 19,321 shares of restricted stock, respectively. These shares cliff vest after three years.

     Although the grant date of the restricted stock for corporate and accounting measurement purposes was February 17, 2010, the date of the Committee meeting at which the grants were approved, the number of shares of restricted stock granted was based on our Common Stock closing price of $21.22 per share on December 31, 2009.

     Although the February 2010 stock grants were intended to reward our executive officers for 2009 performance, these grants are not reflected in the Equity Compensation Tables below because the shares were granted in 2010, and the Summary Compensation Table requires reporting the grant date fair value of awards in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. These grants will be reflected in the Equity Compensation Tables included in our proxy statement for the 2011 annual meeting of stockholders.

     Benefits and Other Perquisites

     We provide benefits to our executive officers under the National Retail Properties, Inc. Retirement Plan. We do not sponsor a defined benefit pension plan for our executive officers or any other associates. Our executive officers are eligible to receive, on the same basis as other associates, employer matching contributions under the plan. This allows our executive officers to save for their retirement on a tax-deferred basis through the Section 401(k) savings feature of the plan, with the Company-funded portion of these benefits based on matching the contributions of the executive officers.

     Our executive officers are also eligible to participate in the other employee benefit and welfare plans that the Company maintains on similar terms as associates who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under such plans.

     We do not consider perquisites to be a principal component of our executive officers’ compensation. Costs attributed to the perquisites and other personal benefits afforded to the named executive officers for the fiscal year ended December 31, 2009, are shown in the “Other Compensation” column of the Summary Compensation Table below.

     We believe that our executive officer benefit and perquisite programs provided are reasonable and competitive with benefits and perquisites provided to executive officers of other REITs, and are necessary to sustain a fully competitive executive compensation program.

Executive Compensation Tables

     The following table shows total compensation paid or earned by the named executive officers for the fiscal years ended December 31, 2009, 2008, and 2007.

Summary Compensation Table

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Position	Year	($)	($)	($)(1)	($)	($)(2)	($)	($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Craig Macnab	2009	$525,000	--	$1,497,120	--	$525,000	--	$12,197	$2,559,317
Chief Executive Officer	2008	$525,000	--	$1,290,542	--	$1,050,000	--	$12,597	$2,878,139
	2007	$506,000	--	$1,621,140	--	$1,012,000	--	$123,572	$3,262,712

Julian E. Whitehurst	2009	$340,000	--	$727,179	--	$340,000	--	$17,883	$1,425,062
President and Chief	2008	$340,000	--	$570,032	--	$510,000	--	$72,935	$1,492,967
Operating Officer	2007	$298,000	--	$715,745	--	$447,000	--	$25,013	$1,485,758

Kevin B. Habicht	2009	$315,000	--	$673,698	--	$315,000	--	$12,197	$1,315,895
Executive Vice President,	2008	$315,000	--	$564,279	--	$472,500	--	$12,597	$1,364,376
Chief Financial Officer,	2007	$295,000	--	$701,452	--	$442,500	--	$25,225	$1,464,177
Assistant Secretary &
Treasurer

Paul E. Bayer	2009	$215,000	--	$347,552	--	$215,000	--	$20,664	$798,216
Executive Vice President	2008	$195,000	--	$247,112	--	$243,750	--	$37,089	$722,951
	2007	$170,000	--	$166,824	--	$204,000	--	$28,930	$569,754

Christopher P. Tessitore	2009	$215,000	--	$347,552	--	$215,000	--	$14,218	$791,770
Executive Vice President,	2008	$195,000	--	$247,112	--	$243,750	--	$29,491	$715,353
Secretary	2007	$170,000	--	$172,208	--	$204,000	--	$12,404	$558,612
____________________

(1)	The amounts in column (e) represent the grant date fair value with respect to the fiscal year in accordance with FASB ASC Topic 718. Further information regarding the valuation of stock awards and any assumptions made can be found in Note 20 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2009.
(2)	The amounts in column (g) represent the cash bonuses awarded to the named executive officers, which are discussed on pages 13 -14 under “Compensation Discussion and Analysis - 2008 Executive Compensation Components and How They Relate to Our Objectives - Non-Equity Incentive Compensation (Cash Bonuses).”
(3)	The amounts in column (i) represent:
  reimbursement payments for taxes incurred in connection with the vesting of restricted stock awards during 2009, 2008, and 2007 ($0, $0, and $114,750, respectively, for Mr. Macnab, $5,686, $60,338, and $16,191, respectively, for Mr. Whitehurst, $0, $0, and $16,403, respectively, for Mr. Habicht, $8,509, $24,587, and $18,819, respectively, for Mr. Bayer, and $2,063, $16,989, and $2,754, respectively, for Mr. Tessitore); no such reimbursements are anticipated with future restricted stock awards;
  the Company’s contribution to the Company’s 401(k) plan on behalf of each of the named executive officers in an amount of $11,900 in 2009, $12,300 in 2008, and $8,250 in 2007; and
  life insurance premiums paid by the Company with respect to life insurance for the benefit of the named executive officers during 2009, 2008, and 2007 ($297, $297, and $297, respectively, for each of Messrs. Macnab, Whitehurst, and Habicht, and $255, $232, and $202, respectively, for each of Messrs. Bayer and Tessitore).

     The following table sets forth certain information with respect to grants of plan-based awards to the named executive officers of the Company during or for the fiscal year ended December 31, 2009.

Grants of Plan-Based Award

										All Other
									All Other	Option
									Stock	Awards:	Exercise
									Awards:	Number of	or Base	Grant Date
									Number of	Securities	Price of	Fair Value
									Shares of	Underlying	Option	of Stock
			Estimated Possible Payouts Under			Estimated Future Payouts Under			Stock or	Options	Awards	and Option
Name	Grant Date		Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards			Units (#)	(#)	($/Sh)	Awards
			Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	(#)	(#)	(#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Craig Macnab	02/12/09	(2)	--	--	--	--	--	91,623	--	--	--	$1,497,120
			--	$525,000	--	--	--	--	--	--	--	--
Julian E.	02/12/09	(2)	--	--	--	--	--	44,503	--	--	--	$727,179
Whitehurst			--	$340,000	--	--	--	--	--	--	--	--
Kevin B. Habicht	02/12/09	(2)	--	--	--	--	--	41,230	--	--	--	$673,698
			--	$315,000	--	--	--	--	--	--	--	--
Paul E. Bayer	02/12/09	(2)	--	--	--	--	--	21,270	--	--	--	$347,552
			--	$215,000	--	--	--	--	--	--	--	--
Christopher P.	02/12/09	(2)	--	--	--	--	--	21,270	--	--	--	$347,552
Tessitore			--	$215,000	--	--	--	--	--	--	--	--
____________________

(1)	The amounts shown in columns (c)-(e) reflect the bonus potential under the Bonus Plan. The actual bonus amounts earned by each named executive officer in 2009 are reported under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table. For a detailed discussion of the Bonus Plan, see “Compensation Discussion and Analysis - 2009 Executive Compensation Components and How They Relate to Our Objectives - Non-Equity Incentive Compensation (Cash Bonuses)” above.
(2)	The amounts shown in column (h) reflect the retention restricted stock issued under our Restricted Stock Plan in 2009. The retention restricted stock was issued because of the Company’s achievement of its 2008 earnings targets. These shares vest 20% per year over a five-year period.

     The following table sets forth certain information with respect to equity awards outstanding as of December 31, 2009 for each of the named executive officers.

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
			Equity					Awards:	Market or
			Incentive Plan					Number of	Payout
	Number		Awards:					Unearned	Value of
	of	Number of	Number of			Number of		Shares,	Unearned
	Securities	Securities	Securities			Shares or	Market Value	Units or	Shares, Units
	Underlying	Underlying	Underlying			Units of	of Shares or	Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Units of Stock	Rights	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	That Have Not	That Have	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Craig Macnab	--	--	--	--	--	162,487 (1)	$3,447,974	8,062 (4)	$171,076
								85,701 (5)	$1,818,575

Julian E. Whitehurst	--	--	--	--	--	82,150 (2)	$1,743,223	3,624 (4)	$76,901
								37,846 (5)	$803,092

Kevin B. Habicht	--	--	--	--	--	74,725 (3)	$1,585,669	3,624 (4)	$76,901
								37,279 (5)	$791,060

Paul E. Bayer	--	--	--	--	--	35,402 (6)	$751,230	--	--

Christopher P.	--	--	--	--	--	38,047 (7)	$807,357	--	--
Tessitore
____________________

(1)	The restricted shares vest as follows: 46,252 in 2010; 35,464 in 2011; 35,465 in 2012; 26,981 in 2013, and 18,325 in 2014.
(2)	The restricted shares vest as follows: 25,443 in 2010; 18,612 in 2011; 16,470 in 2012; 12,724 in 2013, and 8,901 in 2014.
(3)	The restricted shares vest as follows: 23,044 in 2010; 15,702 in 2011, 15,702 in 2012; 12,031 in 2013, and 8,246 in 2014.
(4)	The restricted shares vest 20% annually from 2009 through 2010 provided that the Company meets certain total shareholder return thresholds.
(5)	The amounts shown in columns (i) and (j) reflect the performance restricted stock issued under our Restricted Stock Plan in 2008 and 2007. The performance restricted stock was issued because of the Company’s achievement of its 2008 and 2007 earnings targets, respectively. The performance restricted stock issued in 2008 and 2007 will fully vest (as shown in column (g)) as follows:
  if we have satisfied a cumulative total return target during the period beginning January 1, 2008, for the restricted stock issued in 2008 and January 1, 2007 for the restricted stock issued in 2007, and ending after January 1, 2010, and before January 1, 2013, for the restricted stock issued in 2008 and after January 1, 2009, and before January 1, 2012, for the restricted stock issued in 2007, or if we have achieved an annual FFO per share based target at December 31, 2010, 2011, or 2012, for the restricted stock issued in 2008 or at December 31, 2009, 2010, or 2011 for the restricted stock issued in 2007.
In addition, the awards would 50% vest upon the achievement of a lower set of annualized total return and FFO per share targets. On January 1, 2013 for the restricted stock issued in 2008 and on January 1, 2012, for the restricted stock issued in 2007, an interpolated number of shares of performance restricted stock will vest if we have achieved the 50% vesting targets, but not the 100% vesting targets. For a detailed discussion of the Restricted Stock Plan, see “Compensation Discussion and Analysis - 2008 Executive Compensation Components and How They Relate to Our Objectives - Equity Incentive Compensation (Restricted Stock Awards)” above.

(6)	The restricted shares vest as follows: 9,249 in 2010; 8,550 in 2011; 7,350 in 2012; 5,999 in 2013, and 4,254 in 2014.
(7)	The restricted shares vest as follows: 9,664 in 2010; 9,666 in 2011;8,464 in 2012; 5,999 in 2013, and 4,254 in 2014.

     The following table sets forth certain information with respect to exercised stock options and vested restricted stock of the named executive officers during the fiscal year ended December 31, 2009.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Craig Macnab	--	--	27,926	$480,048

Julian E. Whitehurst	--	--	16,554	$284,563

Kevin B. Habicht	--	--	12,913	$221,974

Paul E. Bayer	--	--	5,796	$99,633

Christopher P. Tessitore	--	--	5,412	$93,032

Equity Compensation Plan Information

     The following table provides information regarding the Company’s equity compensation plans as of December 31, 2009:

Number of securities
	Number of securities to		remaining available for future
	be issued upon exercise of	Weighted average exercise	issuance under equity
	outstanding options,	price of outstanding options,	compensation plans (excluding
	warrants and rights (2)	warrants and rights (2)	securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans	12,154	$13.72	5,272,513
approved by security holders (1)

Equity compensation plans not
approved by security holders	-	-	-

Total	12,154	$13.72	5,272,513
____________________

(1)	Consists entirely of common shares authorized for issuance under the 2007 Performance Incentive Plan.
(2)	Excludes 668,010 restricted shares granted and 116,223 phantom shares credited under the Deferred Fee Plan for Directors. No exercise price is required to be paid upon the vesting of restricted shares.

Potential Payments Upon Termination or Change of Control

     Effective December 1, 2008, the Company entered into new employment agreements with Messrs. Macnab, Whitehurst, Habicht, Bayer and Tessitore that are each subject to automatic successive two-year renewals unless one party provides written notice to the other party of non-renewal 180 days prior to the expiration date of the agreement. The expiration date for each employment agreement is as follows: (a) May 16, 2011, for Mr. Macnab; (b) August 17, 2011, for Messrs. Whitehurst and Habicht; and (c) January 2, 2011, for Messrs. Tessitore and Bayer. Messrs. Macnab, Habicht, Whitehurst, Bayer, and Tessitore are collectively referred to herein as the “Executives” and each, an “Executive.” Each agreement contains severance provisions that provide for payment to the Executive upon the occurrence of certain events, including death or disability, termination by the Company for “cause” or by the Executive without “good reason,” termination by the Company without “cause” or by the Executive with “good reason,” and termination upon expiration of the employment agreement. In the event the Executive is unable to perform his job duties due to death or disability, the agreement provides for payment of his accrued salary, a prorated performance bonus and, for a period of one year following termination of the agreement due to death, health benefits under the Company’s health plans and programs to the Executive’s dependents. In the event the Executive is terminated by the Company for “cause” or the Executive terminates the agreement without “good reason,” the Executive is entitled to his accrued salary and benefits prior to the date of termination.

     The agreement also contains severance provisions that call for payment to the Executive of the following amounts in the event that he is terminated without “cause” or he resigns for “good reason”:
  accrued and unpaid salary through the date of termination;

  a cash payment equal to 200% (with respect to Messrs. Bayer and Tessitore), 250% (with respect to Messrs. Habicht and Whitehurst), and 300% (with respect to Mr. Macnab) of his respective annual salary;

  a cash payment equal to 200% (with respect to Messrs. Bayer and Tessitore), 250% (with respect to Messrs. Habicht and Whitehurst), and 300% (with respect to Mr. Macnab) of his respective average bonus for the last three years of employment under the agreement;

  immediate vesting of his restricted stock awards, stock options and other equity awards;

  for a period of one year after termination (but in no event after the Executive becomes eligible to receive benefits of the same type from another employer), health benefits under the Company’s health plans and programs generally available to senior executives of the Company; and

  in the event of such a termination upon or after a “change of control,” a prorated annual bonus at the target level for the year in which termination occurred.
     In the event that the employment agreement naturally terminates at the end of its term because the Company elects not to renew, the Executive will be entitled to the following severance payments:
  accrued and unpaid salary through the date of termination;

  a cash payment equal to 200% of his annual salary if the non-renewal is at the end of the initial term and 100% of his annual salary if the non-renewal is at the end of any subsequent renewal term;

  if the non-renewal is at the end of the initial term, immediate vesting of his restricted stock awards, stock options and other equity awards that are exclusively time-based vesting;

  for a period of one year after termination (but in no event after the Executive becomes eligible to receive benefits of the same type from another employer), health benefits under the Company’s health plans and programs generally available to senior executives of the Company; and

  a prorated annual bonus at the target level for the year in which termination occurred.
     In addition to the foregoing payments, each Executive shall be entitled to gross-up payments to the extent such payments result in the imposition of excise tax, interest or penalties.

     “Cause” is defined in each Executive’s agreement as the Executive’s:
  conviction of (or pleading nolo contendere to) an indictment or information that is filed against Executive and is not discharged or otherwise resolved within 12 months thereafter, and said indictment of information charged Executive with a felony, any crime of moral turpitude, fraud or any act of dishonesty or any crime which is likely to result in material injury, either monetarily or otherwise, to the Company or any of its majority-owned subsidiaries;

  the continued failure by Executive substantially to perform his duties or to carry out the lawful written directives of the Board of Directors;

  material breach of a fiduciary duty, including disclosure of any conflicts of interest that are known to the Executive, or with reasonable diligence should be known, relating to Executive’s employment with the Company, or otherwise engaging in gross misconduct or willful or gross neglect (in connection with the performance of his duties) which is materially injurious, either monetarily or otherwise, to the Company or any of its majority-owned subsidiaries; or

  material breach of the non-competition and confidentiality clauses set forth in his employment agreement.
     “Good reason” is defined in each agreement, unless otherwise consented to by Executive, as:
  a material reduction in Executive’s position, authority, duties or responsibilities;

  a reduction in the annual salary of Executive;

  the relocation of Executive’s office to more than 50 miles from the Company’s principal place of business in Orlando, Florida;

  the Company’s material breach of his employment agreement;

  the Company’s failure to obtain an agreement from any successor to the business of the Company by which the successor assumes and agrees to perform his employment agreement; or

  with respect to Mr. Macnab, a change in Executive’s reporting responsibilities such that he is no longer reporting directly to the Board of Directors.
     “Change of control,” as defined in each agreement, means:
  a “person” or “group” (which terms shall have the meaning they have when used in Section 13(d) of the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, any corporation owned directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company) becomes (other than solely by reason of a repurchase of voting securities by the Company), the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the combined voting power of the Company’s then total outstanding voting securities, provided, however, that in no event shall a change of control for purposes of each agreement be deemed to have arisen merely by virtue of a “person” or “group” having become a direct or indirect owner of Company securities (such that a change of control would otherwise have been deemed to have occurred), if the Executive is a member of such person or group; or

  the Company consolidates with or merges with or into another corporation or partnership or conveys, transfers or leases, in any transaction or series of transactions, all or substantially all of its assets to any corporation or partnership, or any corporation or partnership consolidates with or merges with or into the Company, in any event pursuant to a transaction in which the outstanding voting stock of the Company is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding voting securities of the Company are changed into or exchanged for voting securities of the surviving corporation and (ii) the persons who were the beneficial owners of the Company’s voting securities immediately prior to such transaction beneficially own immediately after such transaction 50% or more of the total outstanding voting power of the surviving corporation, or the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

     The amount of compensation payable to each Executive upon any termination is shown below. All estimates are based on an assumed termination date of December 31, 2009. The actual payments due on terminations occurring on different dates could materially differ from the estimates in the table.

Termination Upon Death or Disability

			Early Vesting of
Name	Salary (1)	Bonus	Stock Awards	Other (2)	Total
Craig Macnab	$87,500	$525,000	$3,447,974	$11,318	$4,071,792

Julian E. Whitehurst	$56,667	$340,000	$1,743,223	$11,092	$2,150,982

Kevin B. Habicht	$52,500	$315,000	$1,585,665	$11,092	$1,964,257

Paul E. Bayer	$35,833	$161,250	$751,230	$11,092	$959,405

Christopher P. Tessitore	$35,833	$161,250	$807,357	$11,092	$1,015,532
____________________

(1)	Payable in the case of death only and represents payment of two months of the Executive’s salary.
(2)	Represents payment of health benefits for spouse and dependents of Executive for one year following the event of death.

Termination by the Company without Cause; Termination by Executive for Good Reason

			Early Vesting of		Change of Control
Name	Severance Amount		Stock Awards	Other (4)	Payment (5)	Total
Craig Macnab	$4,162,000	(1)	$5,437,625	$11,318	$525,000	$10,135,943

Julian E. Whitehurst	$1,955,833	(2)	$2,623,216	$11,092	$340,000	$4,930,141

Kevin B. Habicht	$1,812,500	(2)	$2,453,626	$11,092	$315,000	$4,592,218

Paul E. Bayer	$871,833	(3)	$751,230	$11,092	$215,000	$1,849,155

Christopher P. Tessitore	$871,833	(3)	$807,357	$11,092	$215,000	$1,905,282
____________________

(1)	Represents a cash payment of 300% of annual salary payable in equal installments over a 12 month period, provided that if Mr. Macnab is terminated following a “change of control” the amount is payable in one lump sum no more than ten days following delivery of the release and a cash payment of 300% of Mr. Macnab’s average annual bonus for the three contract years preceding termination, payable in equal installments over a 12 month period, provided that if Mr. Macnab is terminated following a change of control the amount is payable in one lump sum no more than ten days following delivery of a release.
(2)	Represents a cash payment of 250% of annual salary payable in equal installments over a 12 month period, provided that if Mr. Habicht or Mr. Whitehurst is terminated following a “change of control” the amount is payable in one lump sum no more than ten days following delivery of the release and a cash payment of 250% of Mr. Habicht’s and Mr. Whitehurst’s average annual bonus for the three contract years preceding termination, payable in equal installments over a 12 month period, provided that if Mr. Habicht or Mr. Whitehurst is terminated following a change of control the amount is payable in one lump sum no more than ten days following delivery of a release.
(3)	Represents a cash payment of 200% of annual salary payable in equal installments over a 12 month period, provided that if Mr. Bayer or Mr. Tessitore is terminated following a “change of control” the amount is payable in one lump sum no more than ten days following delivery of the release and a cash payment of 200% of Mr. Bayer’s and Mr. Tessitore’s average annual bonus for the three contract years preceding termination, payable in equal installments over a 12 month period, provided that if Mr. Bayer or Tessitore is terminated following a change of control the amount is payable in one lump sum no more than ten days following delivery of a release.
(4)	Represents payment of health benefits, health plans and other perquisites.
(5)	Represents a cash payment of prorated annual bonus at the “target” level for the year of termination, payable if the Executive is terminated upon or following a change of control.

Termination upon Expiration of the Employment Agreement

	Severance	Early Vesting of	Other
Name	Amount (1)	Stock Awards	(2)	Bonus (3)	Total
Craig Macnab	$1,050,000	$3,447,974	$11,318	$525,000	$5,034,292

Julian E. Whitehurst	$680,000	$1,743,223	$11,092	$340,000	$2,774,315

Kevin B. Habicht	$630,000	$1,585,665	$11,092	$315,000	$2,541,757

Paul E. Bayer	$430,000	$751,230	$11,092	$215,000	$1,407,322

Christopher P. Tessitore	$430,000	$807,357	$11,092	$215,000	$1,463,449
____________________

(1)	Represents cash payment of 200% of annual salary payable in equal installments over a 12 month period.
(2)	Represents payment of health benefits, health plans and other perquisites for one year following termination.
(3)	Represents a cash payment of prorated annual bonus at the “target” level for the year of termination.

COMPENSATION COMMITTEE REPORT

     The information contained in this report shall not be deemed to be “soliciting material” or to be “ filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act except to the extent that the Company incorporated it by specific reference.

     The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, both filed with the SEC.

COMPENSATION COMMITTEE

Robert C. Legler, Chairman
Don DeFosset
Dennis E. Gershenson
Robert Martinez

PROPOSAL II

PROPOSAL TO RATIFY
ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee appointed Ernst & Young LLP to serve as the Company’s principal independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2010, to review quarterly interim results and to perform other appropriate accounting services. We are requesting ratification of such appointment by the stockholders.

     Ernst & Young LLP has acted as our independent registered public accounting firm for our two most recent fiscal years and our Audit Committee currently believes that we should continue our relationship with Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. In the event that the stockholders do not ratify this appointment by the requisite vote, the Audit Committee will reconsider its appointment of Ernst & Young LLP.

     A representative of Ernst & Young LLP will be present at the annual meeting and will be provided with the opportunity to make a statement if desired. Such representative will also be available to respond to appropriate questions.

     Fiscal 2009 and 2008 Audit Firm Summary. During the fiscal years ended December 31, 2009 and 2008, we retained Ernst & Young LLP to provide services in the following categories and amounts:

	Fiscal Year 2009	Fiscal Year 2008
Audit Fees (1)	$742,610	$686,509
Audit Related Fees (2)	--	--
Total Audit and Audit Related Fees	742,610	686,509
Tax Fees	25,797	21,710
All Other Fees	--	--
Total Fees	$768,407	$708,219

____________________

(1)	Audit fees include the audit fee and fees for comfort letters, attest services, consents and assistance with and review of documents filed with the SEC (including those related to securities offerings).
(2)	Audit related fees consist of fees incurred for consultation concerning financial accounting and reporting standards, performance of agreed-upon procedures, and other audit or attest services not required by statute or regulation.
(3)	Tax fees consist of fees for tax compliance services.

     Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants. Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent accountants. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent accountants.

     Prior to engagement of the independent accountants for the next year’s audit, management will submit to the Audit Committee for approval an aggregate of services expected to be rendered during that year for each of the services described above in the captions Audit Fees, Audit Related Fees and Tax Fees.

     Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent accountants and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent accountants for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent accountants.

     For the fiscal years ended December 31, 2009 and 2008, the Audit Committee pre-approved 100% of services described above in the captions Audit Related Fees and Tax Fees. For the fiscal year ended December 31, 2009, no hours expended on Ernst & Young LLP’s engagement to audit our financial statements were attributed to work performed by persons other than full-time, permanent employees of Ernst & Young LLP.

     Pursuant to our Audit Committee charter, the Audit Committee may delegate pre-approval authority to the chairman of the Audit Committee, who shall promptly advise the remaining members of the Audit Committee of such approval at the next regularly scheduled meeting.

The Board of Directors unanimously recommends that you vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2010.

SECURITY OWNERSHIP

     The following table sets forth, as of February 17, 2010 (except as described in the footnotes), the number and percentage of outstanding shares beneficially owned by all persons known by the Company to own beneficially more than five percent of the Company’s Common Stock, by each director and nominee, by each of the persons named in the Summary Compensation Table under “Executive Compensation,” above, and by all officers and directors as a group, based upon information furnished to the Company by such stockholders, officers and directors. Unless otherwise noted below, the persons named in the table have sole voting and sole investment power with respect to each of the shares beneficially owned by such person.

	Amount and Nature of		Percent
Name and Address of Beneficial Owner	Beneficial Ownership		of Class
Bank of New York Mellon Corp.(1)	1,835,297		2.21%
One Wall Street, 31st Floor
New York, NY 10286
BlackRock, Inc.(2)	8,086,895		9.72%
40 East 52nd Street
New York, NY 10022
The Vanguard Group, Inc.(3)	7,619,279		9.16%
100 Vanguard Blvd.
Malvern, PA 19355
APG Asset Management US Inc.(4)	4,175,886		5.06%
666 Third Avenue
New York, NY 10017
Paul E. Bayer(6)	82,532	(7)	*(18)
450 South Orange Avenue, Suite 900
Orlando, FL 32801
Don DeFosset(5)	11,297	(8)	*(18)
4221 West Boy Scout Blvd., Suite 1000
Tampa, FL 33607
Dennis E. Gershenson(5)	15,559	(9)	*(18)
31500 Northwestern Highway, Suite 300
Farmington Hills, MI 48334
Kevin B. Habicht(5)(6)	251,148	(10)	*(18)
450 South Orange Avenue, Suite 900
Orlando, FL 32801
Richard B. Jennings(5)	39,301	(11)	*(18)
845 Third Avenue, 6th Floor
New York, NY 10022
Ted B. Lanier(5)	75,502	(12)	*(18)
1818 Windmill Drive
Sanford, NC 27330
Robert C. Legler(5)	55,125	(13)	*(18)
946 Painted Bunting Way
Vero Beach, FL 32963
Craig Macnab(5)(6)	459,658	(14)	*(18)
450 South Orange Avenue, Suite 900
Orlando, FL 32801
Robert Martinez(5)	41,513	(15)	*(18)
100 North Tampa Street, Suite 4100
Tampa, FL 33602
Christopher P. Tessitore(6)	57,368	(16)	*(18)
450 South Orange Avenue, Suite 900
Orlando, FL 32801
Julian E. Whitehurst(6)	233,884	(17)	*(18)
450 South Orange Avenue, Suite 900
Orlando, FL 32801
All directors and executive officers as a group (11 persons)	1,322,887	(7)	1.59%
____________________	(8)(9)(10)(11)(12)(13)(14)(15)(16)(17)

(1)	This information is based solely on a Schedule 13G/A filed with the SEC on February 2, 2010, in which it was reported that as of December 31, 2009, the beneficial owner had sole or shared power to vote or direct the voting of a combined 1,807,255 shares and the sole and shared power to dispose of a combined 1,835,297 shares.
(2)	This information is based solely on a Schedule 13G filed with the SEC on February 1, 2010, in which it was reported that as of December 31, 2009, the various entities noted above had sole power to vote or direct the voting of a combined 8,086,895 shares, and the sole power to dispose or to direct the disposition of a combined 8,086,895 shares.

(3)	This information is based solely on a Schedule 13G/A filed with the SEC on February 4, 2010, in which it was reported that as of December 31, 2009, the beneficial owner had sole power to vote or direct the voting of a combined 120,366 shares and the sole power to dispose of 7,498,913 shares.
(4)	This information is based solely on a Schedule 13G filed with the SEC on February 24, 2010, in which it was reported that as of December 31, 2009, the beneficial owner had sole power to vote or direct the voting of a combined 4,175,886 shares, and the sole power to dispose or to direct the disposition of a combined 4,175,886 shares.
(5)	A director of the Company.
(6)	An executive officer of the Company.
(7)	Includes 45,474 restricted shares for which Mr. Bayer has sole voting power and 6,262 shares held in a margin account.
(8)	Includes 11,297 phantom shares credited under the Deferred Fee Plan for Directors.
(9)	Includes 13,059 phantom shares credited under the Deferred Fee Plan for Directors.
(10)	Includes 147,348 restricted shares, 110,069 for which Mr. Habicht holds sole voting power and 37,279 for which Mr. Habicht has no voting power. Also includes 19,296 shares held in a margin account.
(11)	Includes 29,814 phantom shares credited under the Deferred Fee Plan for Directors.
(12)	Includes 14,000 shares held by Mr. Lanier’s spouse, 7,500 shares subject to currently exercisable options and 5,000 shares held in a trust in which Mr. Lanier is the sole Trustee and for which Mr. Lanier disclaims any beneficial ownership.
(13)	Includes 2,400 shares held by Mr. Legler’s spouse, 2,500 shares subject to currently exercisable options, 2,500 shares held in trust in which Mr. Legler is the sole Trustee and for which Mr. Legler disclaims any beneficial ownership and 36,225 phantom shares credited under the Deferred Fee Plan for Directors.
(14)	Includes 280,871 restricted shares, 195,170 for which Mr. Macnab has sole voting power and 85,701 for which Mr. Macnab has no voting power. Also includes 30,000 shares pledged as security for a loan and 69,703 shares held in a margin account.
(15)	Includes 6,125 shares held in trust in which Mr. Martinez is the sole Trustee and for which Mr. Martinez disclaims any beneficial ownership and 32,651 phantom shares credited under the Deferred Fee Plan for Directors.
(16)	Includes 47,704 restricted shares for which Mr. Tessitore has sole voting power.
(17)	Includes 136,966 restricted shares, 99,120 for which Mr. Whitehurst has sole voting power and 37,846 for which Mr. Whitehurst has no voting power.
(18)	Less than one percent.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company’s review of the copies of such forms it has received, written representations from certain reporting persons that they were not required to file Forms 5 for the last fiscal year and other information known to the Company, the Company believes that all its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions filed during fiscal year 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Audit Committee is charged with monitoring and reviewing the material facts of any transactions with related parties and either approving or disapproving the entry into such transactions. The Audit Committee has adopted a written policy governing transactions with related parties. In determining whether to approve or ratify a transaction with a related party, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the annual meeting other than those stated above. If any other business should come before the annual meeting, the person(s) named in the enclosed Proxy will vote thereon as he or they determine to be in the best interests of the Company.

PROPOSALS FOR NEXT ANNUAL MEETING

     Any stockholder proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of stockholders to be held in 2011 must be received at the Company’s office at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801, no later than December 2, 2010.

     Stockholders desiring to make nominations for directors and/or to bring a proper subject before a meeting should do so by notice delivered to the Secretary of the Company. The proxy for the 2010 annual meeting will grant discretionary authority to vote with regard to nominations and proposals unless (a) notice is received by December 3, 2009, and (b) the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Exchange Act are met. The Company requests that such stockholder notice set forth (a) as to each nominee for director, all information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors under the proxy rules of the SEC; (b) as to any other business, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder; and (c) as to the stockholder, (i) the name and address of such stockholder, (ii) the class or series and number of shares of stock of the Company which are owned beneficially and of record by such stockholder, and (iii) the date(s) upon which the stockholder acquired ownership of such shares.

ANNUAL REPORT

     A copy of the 2009 Annual Report of the Company on Form 10-K, which contains all of the financial information (including the Company’s audited financial statements and financial statement schedules) and certain general information regarding the Company, may be obtained without charge by writing to Christopher P. Tessitore, Secretary, National Retail Properties, Inc., 450 South Orange Avenue, Suite 900, Orlando, Florida 32801.

NATIONAL RETAIL PROPERTIES, INC. 450 S ORANGE AVE., SUITE 900 ORLANDO, FL 32801
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:

1.	Election of Directors
Nominees

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

01	Don DeFosset	02	Dennis E. Gershenson	03	Kevin B. Habicht	04	Richard B. Jennings	05	Ted B. Lanier
06	Robert C. Legler	07	Craig Macnab	08	Robert Martinez

The Board of Directors recommends you vote FOR the following proposal(s):		For	Against	Abstain

2	To ratify the selection of the independent registered public accounting firm for 2010.	☐	☐	☐

3	Such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com.

NATIONAL RETAIL PROPERTIES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS

The undersigned hereby appoints Craig Macnab, Julian E. Whitehurst, and Kevin B. Habicht, and either of them, attorneys and proxies, with full power of substitution and revocation, to vote, as designated on the reverse side, all shares of common stock that the undersigned is entitled to vote, with all powers that the undersigned would possess if personally present at the annual meeting (including all adjournments thereof) of stockholders of National Retail Properties, Inc. (the "Meeting") to be held on May 20, 2010, at 8:30 a.m. local time, at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, the shares represented by this Proxy will be voted FOR the proposals. In addition, the proxies may vote in their discretion on such other matters as may properly come before this Meeting.

Continued and to be signed on reverse side